1 TELEFLEX INCORPORATED THIRD QUARTER 2011 EARNINGS CONFERENCE CALL Exhibit 99.1

2 Conference Call Logistics The release, accompanying slides, and replay webcast available online at www.teleflex.com (click on "Investors")Telephone replay available by dialing 888-286-8010 or for international calls, 617- 801-6888, pass code number 62497743

3 Introductions Benson SmithChairman, President and CEO Randy MeierExecutive Vice President and CFO Jake ElguiczeTreasurer and Vice President of Investor Relations

4 4 4 4 4 4 4 Forward-Looking Statements/Additional Notes This presentation and our discussion contain forward-looking information and statements including, but not limited to, the expected launch of the Taut universal balloon open access port in the fourth quarter of 2011; forecasted 2011 revenue, constant currency revenue growth, adjusted earnings per share and cash flow from operations; our expectation of continued top-line constant currency growth in the fourth quarter of 2011; our expectation that our gross and operating margins will continue to expand from third quarter 2011 levels; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward-looking statements. These risks and uncertainties are addressed in the Company's SEC filings, including its most recent Form 10-K. This presentation includes certain non-GAAP financial measures, which include revenue growth on a constant currency basis; adjusted earnings per share; adjusted selling, general and administrative expenses; adjusted operating expenses; adjusted cash flow from operations; and adjusted free cash flow from operations. Adjusted earnings per share excludes the effect of charges associated with our restructuring programs and asset impairments, losses and other charges related to refinancing transactions, costs associated with severance payments and benefits to be provided to our former chief executive officer, intangible amortization expense and the amortization of debt discount on convertible notes. Consistent with past practice, adjusted earnings per share has not been adjusted to exclude the benefit resulting from the forfeiture of equity awards. Constant currency revenue growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period and the comparable activity of companies acquired or divested within the most recent twelve-month period. Adjusted selling, general and administrative expenses, adjusted operating expenses and adjusted operating income exclude costs associated with severance payments and benefits to be provided to our former chief executive officer. Adjusted cash flow from operations excludes the impact of a tax refund and changes in certain accounting rules. Adjusted free cash flow reflects cash flow from operations minus capital expenditures and dividends and excludes the impact of the adoption of ASC topic 860 and a tax refund. Reconciliation of these non-GAAP measures to the most comparable GAAP measures is contained within this presentation. The following slides reflect continuing operations.

5 THIRD QUARTER 2011 HIGHLIGHTS

Financial Highlights

Revenue of $371.9 million, up 3.2% constant currency

Gross margin of 47.9%, up 90 bps sequentially

Operating margin of 17.0%, up 170 bps sequentially

Adjusted EPS of $1.03, up 4% vs. prior year

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Teleflex®

7 Strategic Development Highlights Recently launched pricing initiatives performing as expectedAdoption of VasoNova VPS in U.S. market continues Definitive agreement reached to sell Aerospace assets for $280 million

Product Development Update

Critical Care

ArrowADVANTAGE

New radio-opaque PICC catheter with slightly enlarged lumens
Accommodates VasoNova VPS stylet

StimuQuick Echo

Latest addition to our clinician-inspired line of single-shot peripheral nerve block needles
Targeted at Anesthesiologists and CRNAs that practice ultrasound-guided regional anesthesia

EasyCric

Seldinger based emergency cricothyrotomy set
Expands existing tracheostomy portfolio

VasoNova VPS

Filed for CE Mark in late September

Anti-Microbial PICC

510(k) submitted in October to support anti-thrombogenic claim for anti-microbial coating; awaiting FDA response

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Teleflex®

Product Development Update

Surgical Care

Taut Cone Access Port

Expands the access line to deliver primary port access for initial insertion during laparoscopic surgery with enhanced visualization and optimal length

Low-flow Pleur Evac

Chest drainage line upgrade to provide new low-flow technology to a broader base of facilities

Taut Universal Balloon Open Access Port

Received FDA 510(k) approval late September
Provides greater visual access and better seal
Expected launch in late Q4'11

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Teleflex®

10 Third Quarter - Group Purchasing Organization Update Group Purchasing Organization ContractsAwarded 11 GPO contracts, including 3 new awards 6 in Respiratory Therapy 2 in Anesthesia 1 in Vascular Access 1 in Cardiac Care 1 in Dialysis Access Provides additional access and sustainability of future revenue growth

11 THIRD QUARTER 2011 FINANCIAL REVIEW

Third Quarter – Financial Results

Revenue of $371.9 million

Up 7.8%
Up 3.2% constant currency

Gross margin of 47.9%

Down 40 bps vs. prior year
Up 90 bps sequentially

Research & development spending up 17% from prior year to 3.3% of revenue

Operating margin of 17.0%

Up 120 bps vs. prior year
Up 170 bps sequentially

Adjusted EPS of $1.03, up 4% vs. prior year

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Teleflex®

13 THIRD QUARTER 2011 PRODUCT & GEOGRAPHIC REVENUE REVIEW

14 Product Revenue Review Critical Care Surgical Care Cardiac Care OEM 0.66 0.18 0.05 0.11 Q3'11 Q3'10 Constant Currency Revenue Commentary Critical Care Surgical Care Cardiac Care OEM 0.66 0.18 0.05 0.11 Critical Care: $245.1 million, up 3.6% Surgical Care: $66.0, up 1.9%Vascular access - up 6.5%Respiratory - down 5.2%Urology - up 7.4%Anesthesia - up 2.7% Cardiac Care: $18.1 million, down 1.7% OEM: $42.4 million, up 5.6% Note: increases and decreases in revenue referred to above are as compared to results for the third quarter of 2010.

15 Geographic Revenue Review North America EMEA Asia Pacific Latin America Japan OEM 0.41 0.34 0.07 0.04 0.03 0.11 Q3'11 Q3'10 Constant Currency Revenue Commentary North America EMEA Asia Pacific Latin America Japan OEM 0.44 0.32 0.06 0.04 0.03 0.11 North America: $152.5 million, up 1.4% EMEA: $127.1, up 3.3% Asia Pacific: $25.3 million, up 12.7% Latin America: $14.7 million, up 11.1%Japan: $9.8 million, down 12.3% OEM: $42.4 million, up 5.6% Note: increases and decreases in revenue referred to above are as compared to results for the third quarter of 2010.

16 2011 OUTLOOK

17 2011 Outlook

18 CLOSING REMARKS

19 Summary Good performance in third quarter, despite difficult macro environmentExpect continued top-line constant currency growth in Q4'11Expect gross and operating margins to expand from Q3'11 levels

20 QUESTION & ANSWER

21 APPENDICES

22 Appendix A - Reconciliation of Teleflex Selling, General and Administrative Expenses

23 Appendix B - Reconciliation of Teleflex Operating Expenses

24 Appendix C - Special Charge Income Statement Classification Summary

25 Appendix D - Quarter & Year-to-Date Reconciliation of Medical Constant Currency Revenue Growth

26 Appendix E - Third Quarter Income Statement from Continuing Operations Amounts in Millions, except per share

27 Appendix F - Third Quarter EPS Reconciliation from Continuing Operations In 2010, losses and other charges include approximately $20.9 million, net of tax, or $0.52 per share, related to the loss on extinguishment of debt.

28 Appendix G - Year-to-Date Cash Flow Summary ($ in Millions)

29 Appendix H - Reconciliation of 2011 Outlook Earnings per Share Guidance

30 Appendix I - Quarter-to-Date Reconciliation of Critical Care Product Constant Currency Revenue Growth

31 Appendix J - Quarter-to-Date Reconciliation of Regional Constant Currency Revenue Growth